Calculation of Filing Fee Tables
S-3
AeroVironment Inc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	0% Notes due 2030	457(r)			$ 747,500,000.00	0.0001531	$ 114,442.25
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 747,500,000.00		$ 114,442.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 114,442.25
Offering Note
[1]	This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the registration statement on Form S-3 (File No. 333-288424) of AeroVironment, Inc. filed on June 30, 2025 in accordance with Rules 456(b), 457(o) and 457(r) under the Securities Act of 1933, as amended. Represents the aggregate principal amount of 0% Convertible Senior Notes due 2030 (the "Notes") whose offer and sale are registered hereby. Includes $97,500,000 aggregate principal amount of Notes that may be offered and sold pursuant to the underwriters' option to purchase additional Notes.

[2]	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes. Includes an indeterminate number of shares of Common Stock of AeroVironment, Inc. issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 3.1017 shares of Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act, the amount of shares of Common Stock whose offer and sale is registered hereby includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $747,500,000.00. The prospectus is a final prospectus for the related offering.